Exhibit 10.1
AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT
AMENDMENT, dated March 15, 2013 (“Amendment”), made to the Employment Agreement dated as of November 19, 2009, as first amended effective March 1, 2011 (together, the “Employment Agreement”), by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and Franz Hanning (the “Executive”). Except as provided herein all terms and conditions set forth in the Employment Agreement shall remain in full force and effect.
WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth below.
NOW, THEREFORE, effective as of the date first written above, the Employment Agreement is hereby amended as follows:
1.The first sentence of Section IV.A. of the Employment Agreement is hereby amended in its entirety and replaced with the following:
For services rendered by the Executive pursuant to this Agreement during the Period of Employment, the Company will pay the Executive base salary at an annual rate equal to seven hundred fifteen thousand dollars ($715,000) or such greater amount as may be determined from time to time by the Company in its sole discretion (the “Base Salary”).
2.    The first sentence of Section IV.B. of the Employment Agreement is hereby amended in its entirety and replaced with the following:
In addition, the Executive will be eligible to receive an annual incentive compensation award in respect of each fiscal year of the Company during the Period of Employment targeted to equal $800,000, effective January 1, 2013, subject to the terms and conditions of the annual bonus plan covering employees of the Company, and further subject to such performance goals, criteria or targets reasonably determined by the Company in its sole discretion in respect of each such fiscal year (each such annual bonus, an “Incentive Compensation Award”).
3.    Section VII.A.i. and Section VIII.C.iv. of the Employment Agreement are each hereby amended to replace the reference to “$700,000” with “$800,000”.
4.    From and after the date hereof, all references to the Employment Agreement shall mean the Employment Agreement as amended hereby. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect, and is hereby ratified and confirmed.
IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 15th day of March 2013.

EXECUTIVE
/s/ Franz Hanning
Franz Hanning

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ Mary Falvey
Name: Mary Falvey
Title: Executive Vice President